================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.



                             PACIFIC CAPITAL FUNDS
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                PACIFIC CAPITAL
                                 SMALL CAP FUND
                            INTERNATIONAL STOCK FUND
                               3435 STELZER ROAD
                           COLUMBUS, OHIO 43219-3035

                                January 24, 2001


Dear Shareholder:

     As you may know, Nicholas-Applegate Capital Management, the subadvisor to the Pacific Capital Small Cap Fund and Pacific Capital International Stock Fund, has agreed to merge with a subsidiary of Allianz AG, a publicly traded German company. After careful consideration, we have retained Nicholas-Applegate as the investment subadvisor to the Funds, subject to shareholder approval. In determining whether to approve this decision, please note that:


     - The key Nicholas-Applegate employees who acted as subadvisors to the Funds will continue to act as subadvisors to the Funds.


     - The number of shares you own, the advisory fees the Funds pay, and the investment objectives of the Funds will not change.

     - You will continue to receive the high quality investment management and shareholder services that you have come to expect since the Funds began operations.

     We recommend that you read the enclosed materials carefully and then vote "FOR" the proposal.


     Your vote is important. Please take a moment now to sign and return your proxy card in the enclosed postage paid return envelope, vote by phone or on-line at www.proxyvote.com. Thank you for your cooperation and continued support.


                                          Sincerely,

                                          /s/ Walter J. Laskey

                                          WALTER J. LASKEY
                                          Trustee and Chairperson
                                          on behalf of the Board of Trustees of
                                          Pacific Capital Funds

                                                             Q&A on reverse side

Q.  WHAT IS HAPPENING?


A. The subadvisor to the Small Cap Fund and the International Stock Fund, Nicholas-Applegate Capital Management, has agreed to merge with a subsidiary of Allianz AG. We want Nicholas-Applegate to continue to serve as subadvisor to the Funds. In order for it to do so, we need to enter into a new investment subadvisory agreement with Nicholas-Applegate.


Q.  WHY AM I BEING ASKED TO VOTE ON THIS PROPOSAL?

A. The Investment Company Act of 1940 requires that a new investment subadvisory agreement be entered into once the merger is effective, and that the shareholders approve the new investment subadvisory agreement.

Q.  HOW WILL THIS AFFECT ME AS A FUND SHAREHOLDER?

A. The persons from Nicholas-Applegate acting as subadvisors to the Funds will continue in that capacity. The board expects no material changes in the portfolio management of the Funds.

Q.  WILL THE INVESTMENT ADVISORY FEES CHANGE?


A. No, the fees for investment management charged to the Funds as a result of the new investment subadvisory agreement will stay the same.


Q.  HOW DO THE BOARD MEMBERS OF MY FUND RECOMMEND THAT I VOTE?

A. After careful consideration, the board of trustees unanimously recommends that you vote "FOR" the proposal on the enclosed proxy card.

Q.  WHAT IF I HAVE QUESTIONS?


A.  Please contact your investment consultant.

                                PACIFIC CAPITAL
                                 SMALL CAP FUND
                            INTERNATIONAL STOCK FUND
                    NOTICE OF JOINT MEETING OF SHAREHOLDERS


                          TO BE HELD ON MARCH 8, 2001
                                  AT 3:00 P.M.



     A Special Meeting of Shareholders of the PACIFIC CAPITAL SMALL CAP FUND and the PACIFIC CAPITAL INTERNATIONAL STOCK FUND will be held at 3435 Stelzer Road, Columbus, Ohio 43219 on March 8, 2001 at 3:00 p.m. local time. At the Meeting, we will ask the shareholders to vote on:


     1. A new investment subadvisory agreement between The Asset Management Group of Bank of Hawaii (as investment advisor of the Funds) and Nicholas-Applegate Capital Management (as investment subadvisor of the Funds); and

     2. Any other matters that properly come before the Meeting.

     The Board of Trustees has unanimously approved this proposal and recommends you vote "FOR" it. Please read the enclosed proxy statement for a full discussion of the proposal.

                                          By order of the Board of Trustees

                                          /s/ Gregory T. Maddox

                                          GREGORY T. MADDOX, Secretary
                                          PACIFIC CAPITAL FUNDS

Columbus, Ohio
January 24, 2001


Q. WHO CAN VOTE?


   A. Any person owning shares on January 12, 2001.


Q. WHY SHOULD I BOTHER TO VOTE?

   A. Your vote is important. If the Funds do not receive enough votes, they will have to spend money to mail proxies again or solicit voters by telephone so that this meeting can take place.

Q. HOW CAN I VOTE?

   A. By mail -- Vote, sign and mail the enclosed ballot in the envelope provided.
      By internet -- www.proxyvote.com
      By phone -- Call 1-800-690-6903.
      In person at the meeting.

Q. DO YOU HAVE QUESTIONS?

   A. Please contact your investment consultant.

                             PACIFIC CAPITAL FUNDS
                                 SMALL CAP FUND
                            INTERNATIONAL STOCK FUND
                            ------------------------

                                PROXY STATEMENT
                            ------------------------


                                      FOR
                     JOINT SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 8, 2001


                                  INTRODUCTION


     This Proxy Statement is furnished to the shareholders of the Small Cap Fund and International Stock Fund series (each, a "Fund" and together, the "Funds") of Pacific Capital Funds (the "Company"), on behalf of the Board of Directors in connection with the solicitation of voting instructions for use at a Joint Special Meeting of Shareholders of the Funds (the "Meeting") to be held on March 8, 2001, at 3:00 p.m., local time, at 3435 Stelzer Road, Columbus, Ohio 43219, for the purposes set forth below and in the accompanying Notice of Special Meeting of Shareholders. The approximate mailing date of this Proxy Statement is January 24, 2001.


     The Funds' subadvisor is Nicholas-Applegate Capital Management ("Nicholas-Applegate" or the "Subadvisor"), 600 West Broadway, San Diego, California 92101. Nicholas-Applegate has entered into a Merger Agreement with Allianz of America, Inc. ("Allianz of America") and certain other parties which will result in an "assignment" and automatic termination of the Funds' current Subadvisory Agreement with Nicholas-Applegate under the Investment Company Act of 1940 (the "1940 Act"). Accordingly, at the Meeting the shareholders of the Funds will be asked to consider approval of a proposed new Subadvisory Agreement for the Funds (the "Proposed Subadvisory Agreement") between The Asset Management Group of the Bank of Hawaii ("Bank of Hawaii," as the Advisor to the Fund), and Nicholas-Applegate (as the Subadvisor to the Fund), on the same terms as Funds' current Subadvisory Agreement (the "Existing Subadvisory Agreement") between Bank of Hawaii and Nicholas-Applegate.

     Each Fund's investment advisor is The Asset Management Group of Bank of Hawaii, 111 S. King Street Honolulu, Hawaii 96813. The Funds' administrator is BISYS Fund Services Ohio, Inc. ("BISYS Ohio"), 3435 Stelzer Road, Columbus, Ohio 43219. The Funds' share distributor is BISYS Fund Services Limited Partnership d/b/a BISYS Fund Services ("BISYS"), 3435 Stelzer Road, Columbus, Ohio 43219.

                               VOTING PROCEDURES


     The Company will request broker-dealer firms, custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of the Shares of the Funds held of record by such persons. In addition to the solicitation of proxies by mail, officers and employees of the Funds may solicit proxies in person or by telephone without additional compensation. The Funds may retain a professional proxy solicitation firm to assist in the solicitation of proxies. The costs associated with such solicitation and the Meeting will be borne by Nicholas-Applegate.



     Holders of the Funds' Class A, Class B and Class Y shares of beneficial interest (collectively, the "Shares") of record as of the close of business on January 12, 2001 (the "Record Date") are entitled to vote on all of the business at the Meeting and any adjournments thereof. Each Share is entitled to one vote, and fractional votes for fractional Shares held, without regard to class.



     As of January 12, 2001, there were 3,587,330.716 outstanding Shares of the Small Cap Fund and 10,080,767.949 outstanding Shares of the International Stock Fund. The presence in person or by proxy of more than 50% of the outstanding Shares of a Fund entitled to vote at the Meeting will constitute a quorum for that Fund. If a quorum of a Fund is not present, and sufficient votes are not received by the date of the Meeting, or the holders of Shares of a Fund present in person or by proxy determine to adjourn the Meeting of that Fund for any other reason, a person named as proxy may propose one or more adjournments with respect to the Fund from time to time to permit further solicitation of proxies. Abstentions and broker non-votes will be counted as Shares present for purposes of determining whether a quorum is present and for purposes of voting on the Proposal but will not be counted for or against any adjournment. Accordingly, abstentions and broker non-votes effectively will be a vote against adjournment and the Proposal. Broker non votes are Shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority. The persons named as proxies will vote in favor of adjournment of those Shares which they represent if adjournment is necessary to obtain a quorum or to obtain a favorable vote on the Proposal.

     You may revoke a proxy by a written instrument received by the Secretary of the Company at any time before it is exercised, by delivering a later dated proxy, or by attending the meeting and voting in person.

     Each valid proxy will be voted in accordance with your instructions and as the persons named in the proxy determine on any other business that may come before the Meeting. IF NO INSTRUCTIONS ARE GIVEN ON THE PROXY, THE PROXY WILL BE VOTED TO APPROVE THE PROPOSAL.

              PROPOSAL: APPROVAL OF PROPOSED SUBADVISORY AGREEMENT

INFORMATION ABOUT NICHOLAS-APPLEGATE

     Nicholas-Applegate serves as Subadvisor to each Fund pursuant to the Funds' Existing Subadvisory Agreement. Nicholas-Applegate is a California limited partnership organized in 1984 which provides investment advisory services to private accounts of institutional and individual clients, private investment companies, and other mutual funds. As of October 31, 2000, Nicholas-Applegate managed client assets of approximately $40 billion. NACM Holdings LP, a California limited partnership ("NACM Holdings LP"), Nicholas-Applegate's general partner, is owned by Arthur E. Nicholas. Nicholas-Applegate Capital Management Global Holding LP ("Global Holding LP"), Nicholas-Applegate's limited partner, is owned by 32 employees of Nicholas-Applegate. Subject to the general partner's discretion and control, Nicholas-Applegate is managed by an Executive Committee, which serves as the functional equivalent of a board of directors. The current members of the Executive Committee are Arthur E. Nicholas, Managing Partner, John J.P. McDonnell, Chief Operating Officer, Catherine Somhegyi, Chief Investment Officer, Eric S. Sagerman, Head of Global Marketing and Jill Jordon, Head of Global Client Services and Sales.

     The offices of Nicholas-Applegate, NACM Holdings LP and the members of the Executive Committee are at 600 West Broadway, San Diego California 92101.

DESCRIPTION OF THE TRANSACTION

     On October 17, 2000, Nicholas-Applegate, NACM Holdings LP and Global Holdings LP, and certain of their affiliates entered into a Merger Agreement (the "Merger Agreement") with Allianz of America and certain of its affiliates pursuant to which Allianz of America will acquire substantially all of the assets of Nicholas-Applegate. The Merger Agreement provides for the acquisition of NACM Holdings LP and Global Holding LP by Allianz of America through their merger into MacIntosh LLC, a subsidiary of Allianz of America. As a result of the merger, Nicholas-Applegate will become an indirect wholly owned subsidiary of Allianz of America. The total consideration consists of an initial payment of $980 million and contingent payments of up to approximately $1.6 billion based upon achievement of certain revenue growth targets. The parties expect to complete the Transaction by the end of the first quarter of 2001, although there is no assurance that it will be completed.

     Nicholas-Applegate serves as Subadvisor to the Funds. Nicholas-Applegate will undergo a change of control as a result of the consummation of the Transaction, resulting in an "assignment" (as defined in the 1940 Act) of the Funds' Existing Subadvisory Agreement. As required by the 1940 Act, the Existing

Subadvisory Agreement provides for its automatic termination in the event of an assignment, and it will terminate upon the consummation of the Transaction. Therefore, in connection with the Transaction shareholders of the Funds are being asked to approve the Proposed Subadvisory Agreement that is substantially identical to the Funds' Existing Subadvisory Agreement to enable Nicholas-Applegate to continue to manage the Funds. If the Transaction is not completed for any reason, the Existing Subadvisory Agreement will remain in effect.

     Completion of the Transaction is subject to a number of conditions, including (i) obtaining by Nicholas-Applegate of consents from clients responsible for at least 80% of its revenue run rate as of October 14, 2000; and
(ii) the receipt of certain regulatory approvals.

     Nicholas-Applegate has agreed to use its reasonable best efforts to obtain the approval of the Proposed Subadvisory Agreement by the shareholders of the Funds before the Transaction is completed. If the shareholders of the Funds do not approve the Proposed Subadvisory Agreement before the Transaction is completed, the Board has approved continuation of Nicholas-Applegate's subadvisory services under an interim management agreement pending approval of the Proposed Subadvisory Agreement by shareholders of the Funds. Compensation earned by Nicholas-Applegate under the interim management agreement with respect to a Fund will be held in an interest bearing escrow account pending shareholder approval of the Proposed Subadvisory Agreement for a period of up to 150 days from the termination of the Existing Subadvisory Agreement. If the shareholders of a Fund approve the Proposed Subadvisory Agreement, the amount held in the escrow account with respect to the Fund, plus interest, will be paid to Nicholas-Applegate. If the shareholders of a Fund do not approve the Proposed Subadvisory Agreement, Nicholas-Applegate will be paid the lesser of the costs incurred in performing its services under the interim management agreement with respect to the Fund or the total amount in the escrow account with respect to the Fund, plus interest earned.

     Arthur E. Nicholas, the Managing Partner of Nicholas-Applegate, owns its General Partner. He will receive a portion of the merger consideration in exchange for his units of Global Holdings LP and NACM Holdings LP. As a result of his direct and indirect interests in the Transaction and in Nicholas-Applegate and its affiliates, as well as his employment arrangements with Nicholas-Applegate, he has a substantial interest in shareholder approval of the Proposed Subadvisory Agreement.

     The form of each Proposed Subadvisory Agreement is attached to this proxy statement as Exhibit A. THE PROPOSED SUBADVISORY AGREEMENT WILL BE IDENTICAL IN ALL MATERIAL RESPECTS TO THE FUNDS' EXISTING SUBADVISORY AGREEMENT. NEITHER FUND'S ADVISORY FEE RATE WILL BE CHANGED.

SECTION 15(f) OF THE 1940 ACT

     Section 15(f) of the 1940 Act permits the receipt by an investment advisor to a registered investment company (or any affiliated persons of the investment advisor) of any amount or benefit in connection with a change in control of the investment advisor, as long as two conditions are satisfied.

     First, an "unfair burden" may not be imposed on the investment company as a result of the sale, or any express or implied terms, conditions or understandings applicable to the sale. The term "unfair burden," as defined in the 1940 Act, includes any arrangement during the two-year period after the transaction whereby the investment advisor (or predecessor or successor advisor), or any "interested person" of the advisor (as defined in the 1940
Act), receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services), or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than ordinary fees for bona fide principal underwriting services).

     Second, during the three-year period after the transaction, at least 75% of the members of the investment company's board of directors cannot be "interested persons" (as defined in the 1940 Act) of the new investment advisor or its predecessor.

     The Board of Trustees has not been advised by Nicholas-Applegate and the Allianz Group of any circumstances arising from the Transaction that might result in the imposition of an "unfair burden" on the

Funds. Moreover, the Allianz Group has agreed in the Merger Agreement that (i) for a period of three years after the consummation of the Transaction, the Allianz Group will use reasonable efforts to assure that no more than 25% of the Company's Board of Trustees are "interested persons" (as defined in the 1940
Act) of the Allianz Group or Nicholas-Applegate, and (ii) for two years after the consummation of the Transaction, the Allianz Group will refrain from imposing, or agreeing to impose, an unfair burden on either Fund.

POST-TRANSACTION STRUCTURE AND OPERATIONS

     Upon completion of the Transaction, Allianz of America will control Nicholas-Applegate and its affiliates through its controlling interest in MacIntosh, LLC, an entity into which Nicholas-Applegate and all of its affiliates will merge. Allianz of America is a holding company that owns several insurance and financial service companies and is a subsidiary of Allianz AG. Operationally, Nicholas-Applegate expects to become a unit of Allianz Asset Management ("AAM"), the division of Allianz AG that coordinates global Allianz AG asset management activities. Nicholas-Applegate and its affiliates currently expect to continue to operate under their existing names.

     Arthur E. Nicholas, the Managing Partner of Nicholas-Applegate, John J.P. McDonnell, Chief Operating Officer of Nicholas-Applegate, and Catherine Somhegyi, Chief Investment Officer of Nicholas-Applegate, will continue with Nicholas-Applegate in their respective current managerial roles. As part of the Transaction, Messrs. Nicholas and McDonnell and Ms. Somhegyi will enter into employment agreements with terms of five years following the Transaction. Nicholas-Applegate will also enter into employment, retention and incentive arrangements with other current key employees of Nicholas-Applegate vesting over a term of years. Messrs. Nicholas and McDonnell and Ms. Somhegyi also will have roles with AAM through service on various AAM executive committees.

     Nicholas-Applegate does not anticipate any change in either of the Fund's portfolio managers or its portfolio management team in connection with the Transaction. Nicholas-Applegate has agreed to provide bonus payments and other benefits to certain Nicholas-Applegate personnel to ensure that there will be no disruption in the quality of services provided to shareholders of the Funds and other clients in connection with the Transaction. However, there can be no assurance that any particular Nicholas-Applegate employee will choose to remain employed by Nicholas-Applegate after the Transaction.

DESCRIPTION OF ALLIANZ AND ITS AFFILIATES

     Allianz AG, the parent of Allianz of America, is a publicly traded German Aktiengesellschaft (a German publicly traded company) which, together with its subsidiaries, comprise one of the world's leading financial services companies (the "Allianz Group"). Allianz AG is a leading provider of financial services, particularly in Europe, and is represented in 77 countries worldwide through subsidiaries, branch and representative offices, and other affiliated entities. The Allianz Group currently has assets under management of approximately $650 billion, and in its last fiscal year wrote approximately $50 billion in gross insurance premiums. Allianz AG's address is Koeniginstrasse 28, D-80802, Munich, Germany.

     Significant institutional shareholders of Allianz AG currently include, among others, Dresdner Bank AG, Deutsche Bank AG, Munich Re, and HypoVereinsbank. Once the Transaction is completed, these entities, as well as certain broker-dealers that might be deemed to be affiliated with these entities (such as Bankers Trust Company, BT Alex Brown Incorporated, Deutsche Bank Securities, Inc. and Dresdner Kleinwort Benson North America LLC), may be considered "affiliated brokers" of Nicholas-Applegate under the 1940 Act. Once the Transaction is completed, without an SEC exemption or other relief each Fund would generally be precluded from effecting principal transactions with any such affiliated brokers, and their abilities to purchase securities from underwriting syndicates including an affiliated broker or to use any affiliated brokers for agency transactions would be subject to restrictions. Nicholas-Applegate does not believe that applicable restrictions on transactions with the affiliated brokers described above will materially adversely affect its ability to provide services to the Funds, the Funds' abilities to take advantage of market opportunities, or the Funds' overall performances.

ANTICIPATED BENEFITS OF THE TRANSACTION

     Nicholas-Applegate anticipates that the Transaction and its affiliation with the Allianz Group will benefit Nicholas-Applegate and the Funds in a number of ways, including the following:

     - Solidifying Nicholas-Applegate's position as a global company in an increasingly global industry.

     - Expansion of product offerings.

     - Greater access to information resources.

     - Additional opportunities for Nicholas-Applegate's employees and the benefits of being part of a larger, financially stronger company.

     - The Allianz Group has made the growth of its asset management operations a key component of its business plans, a commitment which should assist Nicholas-Applegate in continuing to expand its business and maintain the high level of services it provides to the Funds.

TERMS OF PROPOSED AND EXISTING SUBADVISORY AGREEMENTS

     The Existing Subadvisory Agreement was entered into on December 1, 1998. The Existing Subadvisory Agreement was approved by the initial shareholders of the Funds upon their formation, and was last approved by the Board of Trustees of the Company on October 3, 2000. The terms of the Proposed Subadvisory Agreement are substantially identical to the terms of the Existing Subadvisory Agreement, except for the dates of execution, effectiveness and termination. The investment advisory fees to be paid by the Funds are identical under the Proposed Subadvisory Agreement and the Existing Subadvisory Agreement. The following summary of the Proposed Subadvisory Agreement is qualified by reference to the form of the Proposed Subadvisory Agreement attached to this Proxy Statement as Exhibit A.

     Under the terms of the Proposed Subadvisory Agreement, Bank of Hawaii retains Nicholas-Applegate to manage the Funds' investment portfolios, subject to the direction of the Company's Board of Trustees and Bank of Hawaii. Nicholas-Applegate is authorized to determine which securities are to be bought or sold by the Funds and in what amounts.

     The Proposed Subadvisory Agreement provides that Nicholas-Applegate shall not be liable for any action taken or omitted by it in performance of its services under the Proposed Subadvisory Agreement, except for liability resulting from bad faith, willful misconduct, gross negligence or reckless disregard of its duties.

     The Proposed Subadvisory Agreement provides that it will terminate in the event of its assignment (as defined in the 1940 Act). The Proposed Subadvisory Agreement may be terminated at any time without penalty, with respect to either Fund, on 60 days' notice, by Bank of Hawaii, Nicholas-Applegate, the Board of Trustees or by vote of the shareholders of a Fund. The Proposed Subadvisory Agreement provides that it will continue in effect for a period of more than two years from its execution only so long as such continuance is specifically approved at least annually in conformity with the 1940 Act.


     For its services, Nicholas-Applegate is entitled to an annual advisory fee from Bank of Hawaii for (i) the Small Cap Fund at the rate of 0.60% of that Fund's average daily net assets up to $50 million and 0.55% thereafter, and (ii) the International Stock Fund at the rate of 0.65% of that Fund's average daily net assets up to $50 million and 0.60% thereafter. During the last fiscal year, Nicholas-Applegate Capital Management received aggregate subadvisory fees of $216,886 for the Small Cap Fund and $675,308 for the International Stock Fund. The method and rate for calculating the advisory fee will be the same under the Proposed Subadvisory Agreement as under the Existing Subadvisory Agreement. THERE WILL BE NO INCREASE IN THE SUBADVISORY FEE RATE IN CONNECTION WITH THE TRANSACTION.

OTHER FUNDS

     Nicholas-Applegate acts as investment advisor or subadvisor to the other registered investment companies listed below, which have similar investment objectives and policies to the Funds.


    FUNDS SIMILAR TO THE                                        ANNUAL INVESTMENT ADVISORY FEE AS A
       SMALL CAP FUND         SIZE OF FUND AS OF 12/31/2000    PERCENTAGE OF AVERAGE DAILY NET ASSETS
    --------------------      -----------------------------    --------------------------------------
Nicholas-Applegate
  Institutional Funds:
  Small Cap Growth Fund               $209,460,000                              1.00%



    FUNDS SIMILAR TO THE                                        ANNUAL INVESTMENT ADVISORY FEE AS A
  INTERNATIONAL STOCK FUND    SIZE OF FUND AS OF 12/31/2000    PERCENTAGE OF AVERAGE DAILY NET ASSETS
  ------------------------    -----------------------------    --------------------------------------
Nicholas-Applegate
  Institutional Funds:
  International Core Growth
  Fund                                $268,669,000                              1.00%
Nicholas-Applegate
  Institutional Funds:
  International Small Cap
  Growth Fund                         $230,804,000                              1.00%
Accessor Funds:
  International Equity Fund           $189,400,000                              0.20%
Activa Mutual Fund Trust:
  Activa International Fund           $ 27,479,000                              0.65%
Enterprise Funds:
  International Core Growth
  Portfolio                           $  2,395,000                              0.54%
Pilgrim Funds:
  International Small Cap             $652,166,000                              0.50%
Pacific Century Funds:
  International Core Growth
  Fund                                $103,972,000                              0.62%
SEI Small Cap Growth Fund             $202,631,000                              0.50%
John Hancock International
  Fund                                $ 26,021,000                              0.55%
John Hancock Variable
  Annuity International Fund          $  7,301,000                              0.55%
John Hancock International
  Equity Fund                         $  8,231,000                              0.55%
Talvest Small Cap
  International                       $ 98,640,000                              0.85%


FACTORS CONSIDERED BY THE TRUSTEES

     The Trustees have determined that the terms of the Proposed Subadvisory Agreement are fair and reasonable and that approval of the Proposed Subadvisory Agreement is in the best interests of the Funds and their shareholders. The Trustees believe that the Proposed Subadvisory Agreement will enable the Funds to continue to enjoy the high quality investment advisory services they have received in the past from Nicholas-Applegate, at costs that they deem appropriate, reasonable and in the best interests of the Funds and their shareholders.

     In evaluating the Proposed Subadvisory Agreement, the Trustees reviewed materials furnished by Nicholas-Applegate and the Allianz Group regarding their personnel, operations and financial condition. The Trustees also reviewed the terms of the Transaction and its possible effects on the Funds and their shareholders. Representatives of Nicholas-Applegate discussed with the Trustees the anticipated effects of the Transaction and indicated their belief that as a consequence of the proposed transaction, the operations of the Funds and the capabilities of Nicholas-Applegate to provide advisory and other services to the Funds would not be adversely affected and should be enhanced by the resources of the Allianz Group, although there could be no assurance as to any particular benefits that may result.

     The Trustees considered the following factors to be of primary importance to their recommendation: (1) that the terms of the Proposed Subadvisory Agreement are substantially identical to those of the Existing Subadvisory Agreement, except for different execution, effective and termination dates; and
(2) assurances by a representative of Nicholas-Applegate that it will maintain operational autonomy and continuity of management. The Trustees also specifically considered the following additional factors, among others, which they believe are relevant to their recommendations: (1) the favorable history, reputation, qualification and background of Nicholas-Applegate and the Allianz Group, as well as the qualifications of their personnel and their respective financial conditions; (2) that the fee and expense ratios of the Funds are reasonable given the quality of services expected to be provided and are comparable to the fee and expense ratios of similar mutual funds; (3) the relative performance of the Funds since commencement of operations and comparable mutual funds and unmanaged indices; (4) the commitment of Nicholas-Applegate to pay the expenses of the Funds in connection with the Transaction so that shareholders of the Funds would not have to bear such expenses; (5) the possible benefits that may be realized by the Funds as a result of Nicholas-Applegate's affiliation with the Allianz Group, including the resources of the Allianz Group that would be available to Nicholas-Applegate; and (6) that the Transaction ensures continuity of management of the Funds and reduces vulnerability to changes in control of Nicholas-Applegate that may be adverse to the Funds' interests.

RECOMMENDATION OF TRUSTEES

     The Board of Trustees considered the proposal at a meeting held on December 12, 2000. Based on their evaluation of the materials presented, the Trustees, including all the Trustees who are not "interested persons" of the Funds, Nicholas-Applegate or the Allianz Group (as defined in the 1940 Act), unanimously concluded that the terms of the Proposed Subadvisory Agreement are reasonable, fair and in the best interests of the Funds and their shareholders, and that the fees provided therein are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality. The Trustees unanimously voted to approve and recommend to the shareholders of the Funds that they approve the Proposed Subadvisory Agreement.


     If the shareholders of a Fund do not approve the Proposed Subadvisory Agreement and the Transaction is consummated, the Trustees will consider what further action to take consistent with their fiduciary duties to the Fund. Such actions may include obtaining for the Fund interim investment subadvisory services at cost or at the existing fee rate either from Nicholas-Applegate or from another advisory organization. Thereafter, the Trustees would either negotiate a new investment subadvisory agreement with an advisory organization selected by the Trustees or make other appropriate arrangements. In the event the Transaction is not consummated, Nicholas-Applegate will continue to serve as investment subadvisor of the Funds pursuant to the terms of the Existing Subadvisory Agreements.


REQUIRED VOTE

     Approval of the Proposed Subadvisory Agreement with respect to a Fund will require the vote of a "majority of the outstanding voting securities of the Fund" as defined in the 1940 Act. This means the lesser of (1) 67% or more of the Shares of the Fund present at the Meeting if the owners of more than 50% of the Shares of the Fund then outstanding are present in person or by proxy, or
(2) more than 50% of the outstanding Shares of the Fund entitled to vote at the Meeting.

                              GENERAL INFORMATION

SECURITY OWNERSHIP OF 5% HOLDERS, DIRECTORS AND EXECUTIVE OFFICERS


     The Class A, Class B and Class Y Shares are the Funds' only outstanding classes of voting securities. The following table sets forth, as of January 12, 2001, the number and percentage of Shares beneficially owned by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Shares.



                                        SMALL CAP FUND
----------------------------------------------------------------------------------------------
                                                                        APPROXIMATE PERCENTAGE
                                          NUMBER AND CLASS OF SHARES    OF EACH CLASS OF STOCK
        NAME OF BENEFICIAL OWNER            BENEFICIALLY OWNED(4)           OUTSTANDING(5)
        ------------------------          --------------------------    ----------------------
Fiserv Securities, Inc.(1)..............      50,755.069 (Class A)              94.769%
Fiserv Securities, Inc.(1) FAO
  80064149..............................       2,030.399 (Class B)               6.824%
Fiserv Securities, Inc.(1) FAO
  80052410..............................       1,708.487 (Class B)               5.742%
STROBRO(2)..............................   1,654,775.484 (Class Y)              47.225%
HAWCO(2)................................   1,553,634.421 (Class Y)              44.387%
REINCO(2)...............................     226,514.475 (Class Y)               6.464%



                                   INTERNATIONAL STOCK FUND
----------------------------------------------------------------------------------------------
                                                                        APPROXIMATE PERCENTAGE
                                          NUMBER AND CLASS OF SHARES    OF EACH CLASS OF STOCK
        NAME OF BENEFICIAL OWNER            BENEFICIALLY OWNED(4)           OUTSTANDING(5)
        ------------------------          --------------------------    ----------------------
Fiserv Securities, Inc.(1)..............      93,227.605 (Class A)              25.494%
Vanguard Fiduciary Trust Company(3).....      21,312.884 (Class A)               5.828%
STROBRO(2)..............................   5,878,331.989 (Class Y)              61.220%
HAWCO(2)................................   1,883,060.745 (Class Y)              19.611%
REINCO(2)...............................   1,709,690.643 (Class Y)              17.806%


---------------


(1) The address for Fiserv Securities Inc. is 2005 Market Street, Suite 1200, Philadelphia, PA 19103, Attn: Mutual Funds.


(2) The address for STROBRO, HAWCO and REINCO is c/o Bank of Hawaii, P.O. Box 3170, Honolulu, HI 96802.


(3)The address for Vanguard Fiduciary Trust Company is Attn Outside Funds, Valley Forge, PA 19482.



(4) Beneficial ownership is determined in accordance with SEC rules and generally includes sole or shared voting investment power with respect to securities. Except as otherwise noted, and subject to community property laws where applicable, each person named reportedly has sole voting and dispositive power with respect to all Shares shown as beneficially owned by such person.



(5) As of January 12, 2001, Trustees and officers of the Company as a group beneficially owned less than 1% of the outstanding Shares of each Fund.


OTHER MATTERS TO COME BEFORE THE MEETING

     The Company's management does not know of any matters to be presented at the Meeting other than those described in this Proxy Statement. If other business should properly come before the Meeting, the proxy holders will vote on it in accordance with their best judgment.

PAYMENT OF EXPENSES


     Nicholas-Applegate will pay the expenses of the preparation, printing and mailing of this Proxy Statement and its enclosures and of all solicitations. The Company may engage a professional proxy solicitation firm, to assist in the solicitation of proxies. The Company's management estimates the costs of the proxy to be $25,000.00 plus any other expenses in connection with the solicitation of proxies.

SHAREHOLDER PROPOSALS

     The Company is not required to hold an annual meeting of shareholders and does not currently intend to hold a meeting of shareholders in 2002. Shareholder proposals to be presented at the next meeting of shareholders, whenever held, must be received at the Company's office, 3435 Stelzer Road, Columbus, Ohio 43219, at a reasonable time prior to the Trustees' solicitation of proxies for the meeting. The submission by a shareholder of a proposal for inclusion in a proxy statement does not guarantee that it will be included. Shareholder proposals are subject to certain regulations under federal and state laws.

REPORTS TO SHAREHOLDERS

     THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS MOST RECENT ANNUAL REPORT AND ANY MORE RECENT SEMIANNUAL REPORTS TO ANY SHAREHOLDER UPON REQUEST. SHAREHOLDERS WHO WANT TO OBTAIN A COPY OF THE COMPANY'S REPORTS SHOULD DIRECT ALL WRITTEN REQUESTS TO THE ATTENTION OF THE COMPANY, AT ITS ADDRESS LISTED ABOVE, OR BY CALLING US AT 1-800-258-9232.


     To assure the presence of a quorum at the meeting, please promptly execute and return your proxy card in the enclosed postage paid return envelope, vote by phone or on-line at www.proxyvote.com.


                                          Very Truly Yours,

                                          /s/ Walter J. Laskey

                                          WALTER J. LASKEY
                                          Trustee and Chairperson
                                          on behalf of the Board of Trustees of
                                          Pacific Capital Funds
January 24, 2001

                                   EXHIBIT A


                         PROPOSED SUBADVISORY AGREEMENT

                             SUB-ADVISORY AGREEMENT
  PACIFIC CAPITAL INTERNATIONAL STOCK FUND AND PACIFIC CAPITAL SMALL CAP FUND

     AGREEMENT made as of             , 2001 between The Asset Management Group
of Bank of Hawaii (the "Adviser"), and Nicholas Applegate Capital Management, a California limited partnership ("Sub-Adviser").

     WHEREAS, Pacific Capital Funds (the "Trust") is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Adviser has been appointed investment adviser to the Trust's Pacific Capital International Stock Fund and Pacific Capital Small Cap Fund (each a "Fund" and collectively the "Funds");

     WHEREAS, the Adviser desires to retain Sub-Adviser to assist it in the provision of a continuous investment program for the Funds and Sub-Adviser is willing to do so; and

     WHEREAS, the Board of Trustees of the Trust and each Fund's sole shareholder has approved this Agreement, and Sub-Adviser is willing to furnish such services upon the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. Appointment. The Adviser hereby appoints Sub-Adviser to act as sub-adviser to each of the Funds as permitted by the Adviser's Advisory Agreement with the Trust pertaining to the Funds. Intending to be legally bound, Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

     2. Sub-Advisory Services. Subject to the supervision of the Trust's Board of Trustees, Sub-Adviser will assist the Adviser in providing a continuous investment program with respect to each Fund's portfolio, including investment research and management with respect to all securities and investments and cash equivalents in the Fund. Sub-Adviser will provide services under this Agreement in accordance with each Fund's investment objectives, policies and restrictions as stated in the Fund's prospectus and resolutions of the Trust's Board of Trustees applicable to the Fund.

     Without limiting the generality of the foregoing, Sub-Adviser further agrees that it will, with respect to each of the Funds:

          (a) determine from time to time what securities and other investments will be purchased, retained or sold for the Fund;

          (b) manage in consultation with the Adviser the Fund's temporary investments in securities;

          (c) place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer;

          (d) not purchase shares of the Fund for itself or for accounts with respect to which it exercises sole investment discretion in connection with such transactions except as permitted by the Trust's Board of Trustees or by federal, state and local law;

          (e) manage the Fund's overall cash position, and determine from time to time what portion of the Fund's assets will be held in different currencies;

          (f) provide the Adviser with foreign broker research, a quarterly review of international economic and investment developments, and occasional "Spot Lights" on international investment issues;

          (g) attend regular business and investment-related meetings with the Trust's Board of Trustees and the Adviser if requested to do so by the Trust and/or the Adviser; and

          (h) maintain books and records with respect to the securities transactions for the Fund, furnish to the Adviser and the Trust's Board of Trustees such periodic and special reports as they may request with respect to the Fund, and provide in advance to the Adviser all reports to the Board of Trustees for examination and review within a reasonable time prior to the Trust's Board meetings.

     3. Covenants by Sub-Adviser. Sub-Adviser agrees with respect to the services provided to each of the Funds that it will:


          (a) conform with all Rules and Regulations of the Securities and Exchange Commission;


          (b) telecopy trade information to the Adviser on the first business day following the day of the trade and cause broker confirmations to be sent directly to the Adviser; and

          (c) treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present or potential shareholders, and not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld and will be deemed granted where Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust).

     4. Services Not Exclusive. Except as provided herein, the services furnished by Sub-Adviser hereunder are deemed not to be exclusive, and nothing in this Agreement shall (i) prevent Sub-Adviser from acting as investment adviser or manager for any other person or persons, including other management investment companies, or (ii) limit or restrict Sub-Adviser from buying, selling or trading any securities or other investments (including any securities or other investments which the Funds are eligible to buy) for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that Sub-Adviser agrees that it will not undertake any activities which, in its reasonable judgment, will adversely affect the performance of its obligations to the Funds under this Agreement.

     5. Portfolio Transactions. Investment decisions for each of the Funds shall be made by Sub-Adviser independently from those for any other investment companies and accounts advised or managed by Sub-Adviser. The Funds and such investment companies and accounts may, however, invest in the same securities. When a purchase or sale of the same security is made at substantially the same time on behalf of either of the Funds and/or another investment company or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which Sub-Adviser believes to be equitable to the Fund and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by a Fund or the size of the position obtained or sold by a Fund. To the extent permitted by law, Sub-Adviser may aggregate the securities to be sold or purchased for a Fund with those to be sold or purchased for the other Fund or other investment companies or accounts in order to obtain best execution.

     Sub-Adviser shall place orders for the purchase and sale of portfolio securities and will solicit broker-dealers to execute transactions in accordance with the Funds' policies and restrictions regarding brokerage allocations. Sub-Adviser shall place orders pursuant to its investment determination for the Funds either directly with the issuer or with any broker or dealer selected by Sub-Adviser. In executing portfolio transactions and selecting brokers or dealers, Sub-Adviser shall use its reasonable best efforts to seek the most favorable execution of orders, after taking into account all factors Sub-Adviser deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and oil a continuing basis.

     Consistent with this obligation, Sub-Adviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of the Funds and/or other accounts over which Sub-Adviser or any of its affiliates exercises investment discretion. Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or Sub-Adviser's overall responsibilities to the Fund and to the Company. In no instance will portfolio securities be purchased from or sold to Sub-Adviser, or the Funds' principal underwriter, or any affiliated person thereof except as permitted by the Securities and Exchange Commission.

     6. Books and Records. In compliance with the requirements of Rule 3la-3 under the 1940 Act, Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

     7. Expenses. During the term of this Agreement, Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Funds.

     8. Compensation. For the services provided and the expenses assumed with respect to each of the Funds pursuant to this Agreement, the Sub-Adviser will be entitled to a fee, computed daily and payable quarterly, from Adviser, calculated at the annual rate of 0.65% on the first $50 million of the Fund's average daily net assets and 0.60% on average daily net assets in excess of $50 million for Pacific Capital International Stock Fund and 0.60% on the first $50 million of the Fund's average daily net assets and 0.55% on average daily net assets in excess of $50 million for Pacific Capital Small Stock Fund.

     9. Standard of Care; Limitation of Liability. Sub-Adviser shall exercise due care and diligence and use the same skill and care in providing its services hereunder as it uses in providing services to other investment companies, but shall not be liable for any action taken or omitted by Sub-Adviser in performance of services rendered hereunder in the absence of bad faith, willful misconduct, gross negligence or reckless disregard of its duties.

     10. Reference to Sub-Adviser. Neither the Adviser nor any affiliate or agent of it shall make reference to or use the name of Sub-Adviser or any of its affiliates, or any of their clients, except references concerning the identity of and services provided by Sub-Adviser to the Funds, which references shall not differ in substance from those included in the current registration statement pertaining to the Funds, this Agreement and the Advisory Agreement between the Adviser and the Trust with respect to the Funds, in any advertising or promotional materials without the prior approval of Sub-Adviser, which approval shall not be unreasonably withheld or delayed. The Adviser hereby agrees to make all reasonable efforts to cause the Funds and any affiliate thereof to satisfy the foregoing obligation.

     11. Duration and Termination. Unless sooner terminated, with respect to each Fund, this Agreement shall continue with respect to each Fund until and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Trust's Board of Trustees or vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy, or (b) more than 50% of the outstanding shares of the Fund, provided that in either event its continuance also is approved by a majority of the Trust's Trustees who are not "interested persons " (as defined in the 1940 Act) of any party to this Agreement (the "Disinterested Trustees"), by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable at any time without penalty, with respect to either Fund, on 60 days' notice, by Adviser, Sub-Adviser or by the Trust's Board of Trustees or by vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy, or (b) more than 50% of the outstanding shares of the Fund. This Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).

     12. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated with respect to either Fund orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective with respect to either Fund until approved by the vote of both (i) a majority of the outstanding voting securities of the Fund, and (ii) a majority of the Disinterested Trustees cast in person at a meeting called for the purpose of voting on such approval.

     13. Notice. Any notice, advice or report to be given pursuant to this Agreement shall be delivered or mailed:


         To Sub-Adviser at:


              Nicholas Applegate Capital Management
              600 West Broadway, 29th Floor
              San Diego, California 92101
              Attention: General Counsel

         To the Adviser at:

              The Asset Management Group of
              Bank of Hawaii
              111 South King Street
              Honolulu, Hawaii 96813
              Attention: Mr. Craig Warren

         To the Trust at:

              c/o BISYS Fund Services
              3435 Stelzer Road
              Columbus, Ohio 43219-3035

     14. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the laws of the Commonwealth of Massachusetts.

     15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     16. Personal Liability. The names "Pacific Capital Funds" and "Trustees" refer respectively to the Trust created and to the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated as of October 30, 1992 to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Pacific Capital Funds" entered into in the name or on behalf hereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                            THE ASSET MANAGEMENT GROUP OF
                                            BANK OF HAWAII


                                            By:

                                            ------------------------------------
                                            Name:
                                            ------------------------------------
                                            Title:
                                            ------------------------------------

                                            NICHOLAS APPLEGATE CAPITAL
                                            MANAGEMENT

                                            By:
                                            ------------------------------------
                                            Name: E. Blake Moore, Jr.
                                            Title:  General Counsel

                                     PROXY

                             PACIFIC CAPITAL FUNDS
                                 SMALL CAP FUND
                            INTERNATIONAL STOCK FUND

                     JOINT SPECIAL MEETING OF SHAREHOLDERS


                                 MARCH 8, 2001



     The undersigned hereby appoints Greg Maddox and Jeff Laroche his/her attorney and proxy with full power of substitution to vote and act with respect to all shares of the Pacific Capital Small Cap Fund or the Pacific Capital International Stock Fund (the "Funds") held by the undersigned at the Joint Special Meeting of Shareholders of the Funds to be held at 3:00 p.m., Eastern Time, on March 8, 2001, at 3435 Stelzer Road, Columbus, Ohio 43219 and at any adjournment thereof (the "Meeting"), and instructs them to vote as indicated on the matter referred to in the Proxy Statement for the Meeting, receipt of which is hereby acknowledged, with discretionary power to vote upon such other business as may properly come before the Meeting.


     THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF THE COMPANY. THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING PROPOSAL:

     Approval of a new investment subadvisory agreement between The Asset Management Group of Bank of Hawaii (as investment advisor of the Funds), and Nicholas-Applegate Capital Management (as investment subadvisor of the Funds).

[ ] FOR                          [ ] AGAINST                         [ ] ABSTAIN

     THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

     Receipt of the Notice of Joint Special Meeting and Proxy Statement is hereby acknowledged.


     Dated January 12, 2001


                                            ------------------------------------
                                            Name of Shareholder(s) -- Please
                                            print or type

                                            ------------------------------------
                                            Signature(s) of Shareholder(s)

                                            ------------------------------------
                                            Signature(s) of Shareholder(s)

     This proxy must be signed by the beneficial owner of Fund shares. If signing as attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please add title as such.

PLEASE VOTE, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID
                                   ENVELOPE.